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                                                                  Exhibit (a)(4)

                             BROOKS AUTOMATION, INC.
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

         I have received, read and understand (i) the Offer to Exchange; (ii) the Frequently Asked Questions; and (iii) this Election Form (together, as they may be amended from time to time, constituting the "Offer"). Those documents describe the offering to eligible employees who hold eligible stock options of the opportunity to exchange these stock options ("Old Options") for a promise to grant new options under either the Brooks Automation, Inc. 2000 Combination Stock Option Plan or the Brooks Automation, Inc. 1998 Employee Equity Incentive Plan on a date which is at least six months and a day following the cancellation of the Old Options (the "New Options"). This offer expires at 6:00 p.m. Eastern Daylight Time on April 11, 2003, unless it is extended by Brooks.

         I understand that if I elect to cancel my Old Options in exchange for Brooks' promise to issue New Options, I will receive a number of shares subject to the New Option for each share subject to the Old Options based on an exchange ratio, rounded down to the nearest whole share, as follows:

                                                    EXCHANGE RATIOS
EXERCISE GRANT PRICE OF OLD OPTIONS     (# NEW OPTIONS RECEIVED FOR OLD OPTIONS)
--------------------------------------------------------------------------------
Greater than $100.00                        1 new option for 15 old options
--------------------------------------------------------------------------------
$50.00-$99.99                               1 new option for 5 old options
--------------------------------------------------------------------------------
$30.00-$49.99                               1 new option for 2 old options
--------------------------------------------------------------------------------
$20.00-$29.99                               1 new option for 1.5 old options
--------------------------------------------------------------------------------
Less than $20.00                            Not eligible to participate

         I also understand that if I chose to cancel any Old Options, all outstanding options that were granted to me on or after October 10, 2002 regardless of exercise price, will be automatically cancelled. I understand that for each option I elect to cancel, I lose my right to all outstanding, unexercised shares under that option. I have read the Offer and understand the possible loss of my cancelled stock options if my employment is terminated for whatever reason before the New Options are granted.

         I understand that there is a possibility that the exercise price of my New Options could be higher than the exercise price of my Old Options, resulting in a loss of some stock option benefit. I also understand that if I elect to cancel any options, all options granted since October 10, 2002, will also be automatically cancelled. I agree to all terms of the Offer.

         Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

         Please check the box and list the grant date and grant number of each stock option grant that you wish to have exchanged pursuant to the terms of the Offer and this Election Form.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Withdraw from the Offer prior to the expiration date of 6:00 p.m. Eastern Daylight Time, April 11, 2003 (or the new expiration date if we extend the Offer Period).

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[ ] Yes, I wish to exchange each of the options specified below (and on any additional sheets which I have attached to this form).

                                            TOTAL NUMBER OF UNEXERCISED SHARES SUBJECT TO THE OPTION
GRANT NUMBER   GRANT DATE  EXERCISE PRICE                  (SHARES TO BE CANCELLED)
------------   ----------  --------------   --------------------------------------------------------
____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

[ ] I have attached an additional sheet listing my name and any additional grants I wish to exchange.

I UNDERSTAND THAT ALL OF THESE OPTIONS WILL BE IRREVOCABLY CANCELLED AND THAT ALL OPTIONS GRANTED TO ME SINCE OCTOBER 10, 2002 WILL ALSO BE AUTOMATICALLY CANCELLED UPON ACCEPTANCE OF MY OFFER BY BROOKS, WHICH IS EXPECTED TO OCCUR WITHIN A FEW BUSINESS DAYS AFTER APRIL 11, 2003.

____________________________  __________________________________________________
Employee Signature            Government ID #, e.g. Social Security #, Social
                              Insurance #, etc.

____________________________  ____________________  ____________________________
Employee Name (Please print)  E-mail Address        Date and Time

   RETURN VIA MAIL, COURIER, HAND DELIVERY OR FACSIMILE SO THAT IT IS RECEIVED
      NOT LATER THAN 6:00 P.M. EASTERN DAYLIGHT TIME ON APRIL 11, 2003 (OR
           THE NEW EXPIRATION DATE IF WE EXTEND THE OFFER PERIOD) AT:

                             OFFICE OF THE TREASURER
                             BROOKS AUTOMATION, INC.
                             15 ELIZABETH DRIVE
                             CHELMSFORD, MA 01824
                             ATTN: LYNDA AVALLONE
                             FAX: (978) 262-1515

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                        INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Election Form.

         A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received not later than 6:00 p.m. Eastern Daylight Time on April 11, 2003 (the "Expiration Date") at the address indicated on the front of this Election Form.

         YOU MAY SEND IT BY MAIL, COURIER, HAND DELIVERY OR FACSIMILE, BUT THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE OFFICE OF THE TREASURER AT BROOKS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         2. Withdrawal.

         Options offered for exchange may be withdrawn at any time before the Expiration Date. If Brooks extends the Offer beyond that time, you may withdraw the options you offered to exchange at any time until the extended expiration date of the Offer. In addition, although Brooks currently anticipates that it will accept your validly tendered options within a few business days after the expiration of the Offer, unless Brooks accepts and cancels your tendered options before 6:00 p.m., Eastern Daylight Time, May 8, 2003, you may withdraw your tendered options at any time after May 8, 2003. To withdraw tendered options you must deliver a signed and dated Notice to Withdraw from the Offer, with the required information, to the address on the front of this Election Form so that it is received by Brooks before the Expiration Date. Withdrawals may not be rescinded, and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

         3. Change of Election.

         As noted in the Offer to Exchange, you may select individual option grants to be offered for exchange. You do not have to offer all your option grants, but for each individual grant you do choose to offer, you must offer the entire outstanding, unexercised portion. You may change your mind about which individual option grants you would like to offer for exchange at any time before the Expiration Date. If Brooks extends the Offer beyond the April 11, 2003 date, you may change your election regarding particular option grants you offered to exchange at any time until the new expiration date of the Offer. To change your election regarding any particular individual option grants you previously offered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         Brooks will not accept any alternative, conditional or contingent offers. By signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Your options that are accepted for exchange will be cancelled within a few business days following the expiration date of the Offer.

         4. Inadequate Space.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be offered for exchange should be provided on a separate schedule attached to this Election Form. You must print your name and sign any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

         5. Offers to Exchange.

         If you intend to offer options for exchange through the Offer, you must complete the table on this Election Form by providing the following information for each eligible option that you intend to offer for exchange:

         -        grant number,

         -        grant date,

         -        exercise price, and

         -        the total number of unexercised shares subject to the option.

         Brooks will not accept partial tenders of eligible options. Accordingly, you may offer to exchange all or none of the unexercised shares subject to each option you decide to offer for exchange. Also, if you intend to offer to exchange any of the options that were granted to you, then all options granted to you since October 10, 2002 will be automatically cancelled and you will receive nothing in exchange for them.

         6. Signatures on This Election Form.

         If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject, without any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and evidence satisfactory to Brooks of the authority of that person to so act must be submitted with this Election Form.

         7. Other Information on This Election Form.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         8. Requests for Assistance or Additional Copies.

         Brooks has not authorized any person (including any Brooks management personnel) to interpret the Offer or to make any recommendation on our behalf in connection with the Offer. For questions concerning timing or procedural matters related to the Offer or how to locate additional copies of the materials describing the exchange program, you should leave a message on the special hotline put in place for purposes of the exchange program: (978) 262-7373. Please note that this is a voicemail hotline only. Additionally, we a have set up a separate email address to answer questions. The external e-mail address is stock-option-exchange@brooks.com and the internal e-mail address displayed in the global address book is "stock-option-exchange." Someone from the Office of the Treasurer will respond to your inquiry within 48 hours after you leave a message. Be sure to leave your name, a daytime and evening phone number where you may be contacted in addition to your question(s). Please understand

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that the person responding to your inquiries to the hotline or email address may only respond to questions concerning timing or procedural matters related to the Offer and cannot provide advice as to whether you should participate or which options to exchange.

         9. Irregularities.

         All questions as to the number of shares subject to options offered for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any options offered will be determined by Brooks in its sole discretion. Brooks' determinations shall be final and binding on all parties. Brooks reserves the right to reject any or all offers of options that Brooks determines not to be in proper form or the acceptance of which may, in the opinion of Brooks' counsel, be unlawful. Brooks also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Brooks' interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No options will be deemed to be properly offered until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Brooks shall determine. Neither Brooks nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED NOT LATER THAT 6:00 P.M. EASTERN DAYLIGHT TIME ON THE EXPIRATION DATE, WHICH IS APRIL 11, 2003, UNLESS THE OFFER IS EXTENDED, AT BROOKS. YOU WILL BE NOTIFIED IF THE OFFER IS EXTENDED.

         10. Additional Documents to Read.

         You should be sure to read the Offer to Exchange and all documents referenced therein before deciding to participate in the Offer.

         11. Important Tax Information.

         You should refer to Section 21 of the Offer to Exchange, which contains important U.S. federal income tax information. If you are subject to the tax laws of another country, you should refer to Sections 22 through 26 for a discussion of tax consequences in certain foreign countries which may apply to you.

         12. Miscellaneous.

         A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Brooks Automation, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

         You understand that Brooks Automation, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Brooks, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

         B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.